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EXHIBIT 5

Opinion and Consent of Brobeck, Phleger & Harrison LLP

October 31, 2001

ValueClick, Inc.
4360 Park Terrace Drive, Suite 100
Westlake Village, California 91361

Re:	ValueClick, Inc.—Registration Statement for Offering of an Aggregate of 3,564,279 Shares of Common Stock

Dear Ladies and Gentlemen:

    We have acted as counsel to ValueClick, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 3,564,279 shares of the Company's common stock (the "Shares") for issuance under the Mediaplex, Inc. Amended and Restated 1999 Stock Plan, as assumed by the Company (the "Option Plan").

    This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

    We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Option Plan and the outstanding options granted pursuant to the Option Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Option Plan and in accordance with the Registration Statement and (b) duly authorized direct stock issuances under the Option Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Shares.

Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP

BROBECK, PHLEGER & HARRISON LLP

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  EXHIBIT 5
Opinion and Consent of Brobeck, Phleger & Harrison LLP